Exhibit 99.2

FOR IMMEDIATE RELEASE For More Information:
Richard Wayne, President and CEO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3203 www.northeastbank.com

Northeast Bancorp Closed Private Placement of $15.05 million of Subordinated Notes Due 2026

Lewiston, ME (June 29, 2016) — Northeast Bancorp (NASDAQ: NBN) (the “Company”), a Maine-based full-service financial services company and parent of Northeast Bank, announced today it has completed a private placement of $15,050,000 in aggregate principal amount of fixed-to-floating rate subordinated notes (the “Notes”) to certain qualified institutional investors. Unless earlier redeemed, the Notes mature on July 1, 2026.

The Notes were designed to qualify as Tier 2 capital under the Federal Reserve’s capital guidelines. The Company intends to use the net proceeds of the offering for general corporate purposes, including loan growth, additional liquidity and working capital.

“This offering allows us to diversify our capital mix with a source of non-dilutive, low-cost capital,” stated Richard Wayne, President and Chief Executive Officer of the Company. “The proceeds of the offering will allow us to continue to implement our growth strategy and to better serve the diverse financial needs of our customer base.”

The Notes sold in the offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and will not constitute an offer or solicitation in any jurisdiction in which such offering would be unlawful.

Sandler O’Neill & Partners, L.P. served as the exclusive placement agent for the private offering. Goodwin Procter LLP served as legal counsel for the Company, and Nutter McClennen & Fish LLP served as placement agent’s counsel.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer traditional banking services through the Community Banking Division, which operates ten full-service branches that serve customers located in western, central, and southern Maine. From our Maine and Boston locations, we also lend throughout the New England area. Our Loan Acquisition and Servicing Group ("LASG") purchases and originates commercial loans on a nationwide basis. In addition, our SBA National Division supports the needs of growing businesses nationally. ableBanking, a Division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on the Company’s forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay the Company’s loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company's financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

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